                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                         (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

         ONE FIRST NATIONAL PLAZA,
            CHICAGO, ILLINOIS                              60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


             KANSAS                                   48-0836984
 (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

       5990 S.W. 28TH STREET
          TOPEKA, KANSAS                                 66614
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                          GRANTOR TRUST CERTIFICATES
                                      OF
         RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) SERIES 1997
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 31st day of March, 1997.


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                              TRUSTEE

                                             BY /s/ RICHARD D. MANELLA
                                               ---------------------------------
                                               RICHARD D. MANELLA
                                               VICE PRESIDENT



* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                March 31, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a trust agreement entered into by The First National Bank of Chicago, Trustee, pertaining to the issuance of Grantor Trust Certificates of Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                              Very truly yours,

                                              THE FIRST NATIONAL BANK OF CHICAGO

                                              BY: /s/ RICHARD D. MANELLA
                                                 -------------------------------
                                                 RICHARD D. MANELLA
                                                 VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 12/31/96  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                       Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                       C400
                                                                      DOLLAR AMOUNTS IN             ------------
                                                                          THOUSANDS         RCFD    BIL MIL THOU      (-
                                                                      -----------------     ----    -------------    -----
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                0081       4,586,399       1.a.
    b. Interest-bearing balances(2)                                                         0071       5,224,838       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                            1754               0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                         1773       3,335,304       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold                                                                   0276       4,157,626       3.a.
    b. Securities purchased under agreements to resell                                      0277          96,125       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)                                                         RCFD 2122 23,448,929                              4.a.
    b. LESS: Allowance for loan and lease losses                     RCFD 3123    419,373                              4.b.
    c. LESS: Allocated transfer risk reserve                         RCFD 3128          0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                 2125      23,029,556       4.d.
5.  Assets held in trading accounts                                                         3545       7,888,514       5.
6.  Premises and fixed assets (including capitalized leases)                                2145         701,700       6.
7.  Other real estate owned (from Schedule RC-M)                                            2150          11,061       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                          2130          62,681       8.
9.  Customers' liability to this bank on acceptances outstanding                            2155         480,933       9.
10. Intangible assets (from Schedule RC-M)                                                  2143         303,014      10.
11. Other assets (from Schedule RC-F)                                                       2160       1,745,155      11.
12. Total assets (sum of items 1 through 11)                                                2170      51,622,906      12.
------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:             The First  National Bank of Chicago          Call Date: 12/31/96 ST-BK: 17-1630 FFIEC 031
Address:                         One First National Plaza, Ste 0460                                              Page RC-2
City, State  Zip:                Chicago, IL 60670
FDIC Certificate No.:            0/3/6/1/8
                                 ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                        BIL MIL THOU
                                                                    -----------------                    -------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                           RCON 2200   22,032,796      13.a.
       (1) Noninterest-bearing(1)                                   RCON 6631  9,190,670                                 13.a.1
       (2) Interest-bearing                                         RCON 6636 12,842,126                                 13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)                                               RCFN 2200    10,861,857      13.b.
      (1) Noninterest bearing                                       RCFN 6631    285,745                                 13.b.1
      (2) Interest-bearing                                          RCFN 6636 10,576,382                                 13.b.2

14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the bank
    and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased                                                              RCFD 0278     2,639,255      14.a.
    b. Securities sold under agreements to repurchase                                       RCFD 0279        66,564      14.b.
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840       121,352      15.a.
    b. Trading Liabilities                                                                  RCFD 3548     5,793,742      15b.
16. Other borrowed money:
    a. With original maturity of one year or less                                           RCFD 2332     2,665,232      16.a.
    b. With original maturity of more than one year                                         RCFD 2333        58,105      16b.
17. Mortgage indebtedness and obligations under capitalized
    leases                                                                                  RCFD 2910       285,671      17.
18. Bank's liability on acceptance executed and outstanding                                 RCFD 2920       480,933      18.
19. Subordinated notes and debentures                                                       RCFD 3200     1,400,000      19.
20. Other liabilities (from Schedule RC-G)                                                  RCFD 2930     1,199,147      20.
21. Total  liabilities (sum of items 13 through 20)                                         RCFD 2948    47,604,654      21.
22. Limited-Life preferred stock and related surplus                                        RCFD 3282             0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                           RCFD 3838             0      23.
24. Common stock                                                                            RCFD 3230       200,858      24.
25. Surplus (exclude all surplus related to preferred stock)                                RCFD 3839     2,934,523      25.
26. a. Undivided profits and capital reserves                                               RCFD 3632       865,652      26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities                                                        RCFD 8434        18,441      26.b.
27. Cumulative foreign currency translation adjustments                                     RCFD 3284        (1,222)     27.
28. Total equity capital (sum of items 23 through 27)                                       RCFD 3210     4,018,252      28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28)                                            RCFD 3300    51,622,906      29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
                                                                                                 Number
                                                                                           -----------------
    by independent external auditors as of any date during 1995                  RCFD 6724   N/A                         M.1.
                                                                                           -----------------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.